UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	(1)	(1)

(1)

On June 30, 2020, the New York Stock Exchange filed a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 with the Securities and Exchange Commission with respect to the registrant’s common stock (no par value) which became effective to strike the registrant’s common stock from listing on the New York Stock Exchange 10 days thereafter and will become effective to withdraw the registrant’s common stock from registration under Section 12(b) of the Act 90 days thereafter (or such shorter period as the Securities and Exchange Commission may determine).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2020, certain subsidiaries of Pyxus International, Inc. (the “Company”), Alliance One International Holdings, Ltd. (“AOI Holdings”) and the Company’s subsidiaries in Kenya, Malawi, Tanzania, Uganda and Zambia (collectively, the “African Subsidiaries”) entered into an Amendment and Restatement Agreement (the “Agreement”) with Eastern and Southern African Trade and Development Bank (“TDB”). The Agreement sets forth the terms that govern the foreign seasonal lines of credit of each of the African Subsidiaries with TDB and supersedes the prior terms in effect. The original aggregate maximum borrowing availability under these existing foreign seasonal lines of credit was $255 million, and the aggregate borrowings were $240.5 million as of August 13, 2020. Subject to certain conditions, the Agreement increases the maximum aggregate borrowing capacity to $285 million, less the amount of outstanding loans borrowed under the existing foreign seasonal lines of credit with TDB. Loans under the Agreement will bear interest at LIBOR plus 6%. The Agreement terminates on June 30, 2021 and may be renewed at TDB’s discretion. The effectiveness of the Agreement is conditioned upon the delivery to TDB of specified documentation.

The Agreement requires AOI Holdings and the Company to guarantee the obligations of the African Subsidiaries under the Agreement. In addition, the Agreement provides that obligations of each African Subsidiary under the Agreement are or will be secured by a first priority pledge of:

•	tobacco purchased by that African Subsidiary that is financed by TDB;

•	intercompany receivables arising from the sale of the tobacco financed by TDB;

•	customer receivables arising from the sale of the tobacco financed by TDB; and

•	such African Subsidiary’s local collection account receiving customer payments for purchases of tobacco financed by TDB.

The Agreement also requires Alliance One International, LLC, a subsidiary of the Company, to pledge customer receivables arising from the sale of the tobacco financed by TDB and pledge its collection accounts designated for receiving customer payments for purchases of tobacco financed by TDB.

The Agreement contains affirmative and negative covenants (subject, in each case, to customary and other exceptions and qualifications), including covenants that limit the ability of the African Subsidiaries to, among other things:

•	Grant liens on assets;

•	Incur additional indebtedness (including guarantees and other contingent obligations);

•	Sell or otherwise dispose of property or assets;

•	Maintain a specified amount of pledged accounts receivable and inventory;

•	Make changes in the nature of its business;

•	Enter into burdensome contracts; and

•	Effect certain modifications or terminations of customer contracts.

The Agreement contains events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other debt, bankruptcy and other insolvency events, invalidity of loan documentation, certain changes of control of the Company and the other loan parties, termination of material licenses and material adverse changes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2020

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

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